Exhibit 99.1

FOR IMMEDIATE RELEASE	Bel Fuse Inc. 206 Van Vorst Street Jersey City, NJ 07302 www.belfuse.com tel 201.432.0463 fax 201.432.9542
Investor Contact: Darrow Associates tel 516.419.9915 pseltzberg@darrowir.com	Company Contact: Daniel Bernstein President ir@belf.com

Bel Reports Second Quarter 2019 Results

JERSEY CITY, NJ, Thursday, August 1, 2019 -- Bel Fuse Inc. (Nasdaq: BELFA and BELFB) today announced preliminary financial results for the second quarter of 2019.

Second Quarter 2019 Highlights
•	Net sales of $127.4 million, down $13.3 million, or 9.4%, from Q2-18
•	GAAP net earnings of $3.0 million compared to $6.6 million in Q2-18. GAAP EPS of $0.23 per Class A share (versus $0.52 in Q2-18) and $0.24 per Class B share (versus $0.56 in Q2-18)
•	Non-GAAP net earnings of $0.4 million compared to $7.4 million in Q2-18. Non-GAAP EPS of $0.03 per Class A share (versus $0.58 in Q2-18) and $0.03 per Class B share (versus $0.62 in Q2-18)
•	Sale of building in Inwood, New York resulted in a pre-tax gain of $4.3 million

Non-GAAP financial measures, such as Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA, exclude the impact of a gain on sale of property, and costs associated with ERP system implementation costs and restructuring charges. Please refer to the financial information included with this press release for reconciliations of GAAP financial measures to Non-GAAP financial measures and our explanation of why we present Non-GAAP financial measures.

CEO Comments
Daniel Bernstein, President and CEO, said, “Our results for the second quarter were affected by the over-inventoried position of our customers and channel partners. The uncertainties related to tariffs, compounded with material shortages, led to an acceleration of purchases by our customers and distributors during 2018.  While our second quarter sales were generally in line with our expectations based on the bookings and industry demand we saw in the first quarter, we now expect sales to remain at lower levels for the balance of the year as our customers continue to work through their inventory on hand.  Further, the higher material costs we experienced during much of 2018 and a shift in product mix resulted in a lower gross margin than anticipated.  The impact on margins related to material costs is expected to continue into the second half of the year as we work through the remaining inventory on hand. On a positive note, cash flows from operations, including accounts receivable and inventory, generated more than $14.0 million in cash during the second quarter and $7.8 million during the first half of 2019.

"In light of the current climate within the industry, we continued to expedite our strategic, worldwide review of our cost structure.  During the second quarter, we completed the realignment of our R&D resources dedicated to our Power Solutions and Protection group and substantially completed the transition of manufacturing and warehousing operations from our Inwood, New York facility to other existing Bel facilities. The R&D and Inwood initiatives combined are expected to result in annualized cost savings of $2.1 million beginning in the third quarter of 2019.  We further identified and have started to implement measures at certain facilities in Asia that are expected to result in annualized cost savings of $1.4 million beginning in the fourth quarter 2019. Incremental cost reduction measures are expected to follow throughout the third and fourth quarters of 2019 as our remaining sites are reviewed.

"Looking beyond the inventory correction period, we are encouraged by the longer-term growth drivers within our industry.  We believe that technological innovations in the areas of 5G, autonomous vehicles and the Internet of Things are poised to fuel incremental demand for our components in the long-term and our design teams are actively developing products to support these new applications,” concluded Mr. Bernstein.

Financial Summary

All comparative percentages are on a year-over-year basis, unless otherwise noted.

Second Quarter 2019 Results

Net Sales
Net sales were $127.4 million, down $13.3 million, or 9.4%, from last year’s second quarter.

•	By geographic segment: Europe sales were down by 10.7%, North America sales declined by 5.9% and Asia sales were down by 14.4%.
•	By product group: Connectivity Solutions sales were down by 13.1%, Magnetic Solutions sales declined by 10.3% and Power Solutions and Protection sales were down by 4.8%.

Gross Profit
Gross profit margin decreased to 15.6%, from 20.6% in the second quarter of 2018, primarily due to higher material costs in the second quarter of 2019, partially offset by a reduction in labor costs in Asia due to a 7% appreciation of the U.S. Dollar versus the Renminbi as compared to the second quarter of 2018.

Selling, General and Administrative Expenses (SG&A)
SG&A expenses were $18.8 million, up $0.5 million from the second quarter of 2018. Included within SG&A expenses is a foreign exchange gain of $0.5 million in the second quarter of 2019 compared to a foreign exchange gain of $1.9 million in the second quarter of 2018.  Excluding the effects of foreign exchange gains, SG&A expense was down $1.0 million in the second quarter of 2019 as compared to the same period of 2018, led by reductions in ERP costs of $0.5 million and sales and marketing expenses of $0.5 million from last year’s second quarter.

Operating Income
Operating income was $5.0 million, down from $10.7 million in the second quarter of 2018, with an operating margin of 3.9% compared to 7.6% in the second quarter of 2018.

Income Taxes
The provision for income taxes was $0.4 million in the second quarter of 2019, down from $2.4 million in the same period of 2018.  This resulted in an effective tax rate of 12.4% during the second quarter of 2019, compared to an effective tax rate of 26.6% during the same quarter last year.  The change in the effective tax rate is primarily attributable to a reduction in GILTI tax in the second quarter of 2019 as compared to the same quarter of 2018.

Net Earnings
The above factors resulted in net earnings of $3.0 million in the second quarter of 2019 as compared with $6.6 million in the second quarter of 2018.

Six Months Ended June 30, 2019 Results

Net Sales
Net sales were $252.8 million, down $6.2 million, or 2.4%, from the first half of 2018.

•	By geographic segment, Europe sales were up by 1.9%, North America sales were higher by 0.7% and Asia sales were down by 9.4%.
•	By product group, Power Solutions and Protection sales were up by 4.2%, Connectivity Solutions sales were 5.4% lower and Magnetic Solutions sales were down by 5.6%.

Gross Profit
Gross profit margin decreased to 17.2%, from 19.4% in the first half of 2018, primarily due to higher material costs in the first half of 2019, partially offset by a reduction in labor costs in Asia due to a 6% appreciation of the U.S. Dollar versus the Renminbi as compared to the first half of 2018.

Selling, General and Administrative Expenses (SG&A)
SG&A expenses were $38.6 million, down from $39.0 million in the first half of 2018. Factors contributing to the lower SG&A expense in the 2019 period were lower legal and professional fees and a reduction in sales and marketing expenses from the 2018 period. These reductions were partially offset by a $1.0 million unfavorable swing in foreign exchange rates (a loss of $0.1 million in the first half of 2019 compared to a foreign exchange gain of $0.9 million in the first half of 2018).

Operating Income
Operating income was $7.8 million, down from $11.1 million in the first half of 2018, with an operating margin of 3.1% compared to 4.3% in the first half of 2018.

Income Taxes
The provision for income taxes was $0.5 million in the first half of 2019 as compared with $2.7 million during the same period of 2018.  This resulted in an effective tax rate of 10.1% during the first half of 2019, compared to 33.8% during the same period last year.  The change in the effective tax rate is primarily attributable to the same factors noted above related to the second quarter, as well as the impact from permanent tax differences on U.S. tax-exempt activities during the first quarter of 2019.

Net Earnings
The above factors resulted in net earnings of $4.1 million in the first six months of 2019 as compared with $5.3 million in the same period of 2018.

Balance Sheet Data
As of June 30, 2019, working capital was $194.3 million, including $58.4 million of cash and cash equivalents with a current ratio of 3.2-to-1.  In comparison, as of December 31, 2018, working capital was $184.5 million, including $53.9 million of cash and cash equivalents with a current ratio of 2.7-to-1.  Total debt at June 30, 2019, net of deferred financing costs, declined to $113.0 million as compared to $114.2 million at December 31, 2018, primarily due to $1.5 million of debt repayments made during the first half of 2019.

Conference Call
Bel has scheduled a conference call at 11:00 a.m. ET today.  To participate in the conference call, investors should dial 888-254-3590, or 323-994-2093 if dialing internationally. The presentation will additionally be broadcast live over the Internet and will be available at https://ir.belfuse.com/events-and-presentations. The webcast will be available via replay for a period of 20 days at this same Internet address.  For those unable to access the live call, a telephone replay will be available at 844-512-2921, or 412-317-6671 if dialing internationally, using access code 5111961 after 2:00 p.m. ET, also for 20 days.

About Bel
Bel (www.belfuse.com) designs, manufactures and markets a broad array of products that power, protect and connect electronic circuits.  These products are primarily used in the networking, telecommunications, computing, military, aerospace, transportation and broadcasting industries.  Bel's product groups include Magnetic Solutions (integrated connector modules, power transformers, power inductors and discrete components), Power Solutions and Protection (front-end, board-mount and industrial power products, module products and circuit protection), and Connectivity Solutions (expanded beam fiber optic, copper-based, RF and RJ connectors and cable assemblies).  The Company operates facilities around the world.

Forward-Looking Statements
Non-historical information contained in this press release (including the statements regarding anticipated sales levels, gross margins, cost savings, cost reduction measures and demand for our products and the impact of long-term growth drivers) are forward-looking statements (as described under the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. Actual results could differ materially from Bel's projections. Among the factors that could cause actual results to differ materially from such statements are: the market concerns facing our customers; the continuing viability of sectors that rely on our products; the effects of business and economic conditions; difficulties associated with integrating recently acquired companies; capacity and supply constraints or difficulties; product development, commercialization or technological difficulties; the regulatory and trade environment; risks associated with foreign currencies; uncertainties associated with legal proceedings; the market's acceptance of the Company's new products and competitive responses to those new products; our ongoing evaluation of the consequences of the U.S. Tax Cuts and Jobs Act; the impact of changes to U.S. trade and tariff policies; and the risk factors detailed from time to time in the Company's SEC reports. In light of the risks and uncertainties impacting our business, there can be no assurance that any forward-looking statement will in fact prove to be correct. We undertake no obligation to update or revise any forward looking statements.

Non-GAAP Financial Measures
The non-GAAP measures identified in this press release as well as in the supplementary information to this press release (Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA) are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP").  These measures should not be considered a substitute for, and the reader should also consider, income from operations, net earnings, earnings per share and other measures of performance as defined by GAAP as indicators of our performance or profitability. Our non-GAAP measures may not be comparable to other similarly-titled captions of other companies due to differences in the method of calculation.  We present results adjusted to exclude the effects of certain unusual or special items and their related tax impact that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods.  We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

Website Information
We routinely post important information for investors on our website, www.belfuse.com, in the "Investor Relations" section. We use our website as a means of disclosing material, otherwise non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

[Financial tables follow]

Bel Fuse Inc.
Supplementary Information(1)
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Net sales	$127,416	$140,710	$252,805	$258,961
Cost of sales	107,532	111,696	209,361	208,814
Gross profit	19,884	29,014	43,444	50,147
As a % of net sales	15.6%	20.6%	17.2%	19.4%

Selling, general and administrative expenses	18,764	18,306	38,564	38,998
As a % of net sales	14.7%	13.0%	15.3%	15.1%
Gain on sale of property	(4,257)	-	(4,257)	-
Restructuring charges	424	41	1,370	45

Income from operations	4,953	10,667	7,767	11,104
As a % of net sales	3.9%	7.6%	3.1%	4.3%

Interest expense	(1,381)	(1,349)	(2,820)	(2,527)
Other income/expense, net	(184)	(285)	(389)	(521)
Earnings before benefit for income taxes	3,388	9,033	4,558	8,056

Provision for income taxes	421	2,399	460	2,724
Effective tax rate	12.4%	26.6%	10.1%	33.8%
Net earnings	$2,967	$6,634	$4,098	$5,332
As a % of net sales	2.3%	4.7%	1.6%	2.1%

Weighted average number of shares outstanding:
Class A common shares - basic and diluted	2,175	2,175	2,175	2,175
Class B common shares - basic and diluted	10,112	9,844	10,100	9,850

Net earnings per common share:
Class A common shares - basic and diluted	$0.23	$0.52	$0.31	$0.41
Class B common shares - basic and diluted	$0.24	$0.56	$0.34	$0.45

(1) The supplementary information included in this press release for 2019 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Bel Fuse Inc.
Supplementary Information(1)
Condensed Consolidated Balance Sheets
(in thousands, unaudited)
	June 30, 2019	December 31, 2018

Assets
Current assets:
Cash and cash equivalents	$58,395	$53,911
Accounts receivable, net	84,248	91,939
Inventories	118,209	120,068
Other current assets	20,560	24,591
Total current assets	281,412	290,509
Property, plant and equipment, net	42,344	43,932
Right-of-use assets	17,885	-
Goodwill and other intangible assets, net	79,493	82,506
Other assets	28,541	26,577
Total assets	$449,675	$443,524

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$42,764	$56,171
Current portion of long-term debt	3,997	2,508
Operating lease liability, current	6,238	-
Other current liabilities	34,152	47,351
Total current liabilities	87,151	106,030
Long-term debt	108,960	111,705
Operating lease liability, long-term	12,121	-
Other liabilities	61,167	49,319
Total liabilities	269,399	267,054
Stockholders' equity	180,276	176,470
Total liabilities and stockholders' equity	$449,675	$443,524

(1) The supplementary information included in this press release for 2019 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Bel Fuse Inc.
Supplementary Information(1)
Reconciliation of GAAP Net Earnings to EBITDA and Adjusted EBITDA(2)
(in thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

GAAP Net earnings	$2,967	$6,634	$4,098	$5,332
Interest expense	1,381	1,349	2,820	2,527
Provision for income taxes	421	2,399	460	2,724
Depreciation and amortization	4,106	4,544	8,216	9,320
EBITDA	$8,875	$14,926	$15,594	$19,903
% of net sales	7.0%	10.6%	6.2%	7.7%

Unusual or special items:
Gain on sale of property	(4,257)	-	(4,257)	-
ERP system implementation consulting costs	391	875	1,375	1,198
Restructuring charges	424	41	1,370	45

Adjusted EBITDA	$5,433	$15,842	$14,082	$21,146
% of net sales	4.3%	11.3%	5.6%	8.2%

(1) The supplementary information included in this press release for 2019 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

Bel Fuse Inc.
Supplementary Information(1)
Reconciliation of GAAP Measures to Non-GAAP Measures(2)
(in thousands, unaudited)

The following tables detail the impact of certain unusual or special items had on the Company's net earnings per common Class A and Class B basic and diluted shares ("EPS") and the line items these items were included on the condensed consolidated statements of operations.

	Three Months Ended June 30, 2019					Three Months Ended June 30, 2018
Reconciling Items	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)

GAAP measures	$3,388	$421	$2,967	$0.23	$0.24	$9,033	$2,399	$6,634	$0.52	$0.56
Items included in SG&A expenses:
ERP system implementation consulting costs	391	74	317	0.02	0.03	875	165	710	0.06	0.06
Gain on sale of building	(4,257)	(979)	(3,278)	(0.26)	(0.27)	-	-	-	-	-
Restructuring charges	424	23	401	0.03	0.03	41	8	33	-	-
Non-GAAP measures	$(54)	$(461)	$407	$0.03	$0.03	$9,949	$2,572	$7,377	$0.58	$0.62

	Six Months Ended June 30, 2019					Six Months Ended June 30, 2018
Reconciling Items	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)

GAAP measures	$4,558	$460	$4,098	$0.31	$0.34	$8,056	$2,724	$5,332	$0.41	$0.45
Items included in SG&A expenses:
ERP system assessment costs	1,375	259	1,116	0.09	0.09	1,198	225	973	0.08	0.08
Gain on sale of building	(4,257)	(979)	(3,278)	(0.26)	(0.27)	-	-	-	-	-
Restructuring charges	1,370	241	1,129	0.09	0.09	45	9	36	-	-
Non-GAAP measures	$3,046	$(19)	$3,065	$0.23	$0.25	$9,299	$2,958	$6,341	$0.49	$0.53

(1) The supplementary information included in this press release for 2019 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

(3) Individual amounts of earnings per share may not agree to the total due to rounding.